UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01  Other Events.

On August 25, 2006, a shareholder derivative complaint was filed in Los Angeles Superior Court, purportedly on behalf of THQ Inc. (the “Registrant”), against the members of the Registrant’s Board of Directors as well as certain current and former officers of the Registrant. The complaint, styled Ramsey v. Haller, et al., alleges, among other things, purported improprieties in the Registrant’s issuance of stock options.  The Registrant is reviewing the allegations in the complaint and will respond appropriately.

The Registrant does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, which are based on allegations substantially similar to those contained in the complaint described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ James M. Kennedy
Date: August 30, 2006		James M. Kennedy,
Executive Vice President, Business and Legal Affairs